                                                                    EXHIBIT 5.12

                            STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT made as of the 28th day of June, 1999 between PCSUPPORT.COM INC., a corporation under the laws of the state of Nevada (herein called the "Company"), and David W. Rowat (herein called the "Optionee").

     WITNESSES THAT WHEREAS:

A. The Optionee is a director, officer, consultant or senior full-time or part-time employee of the Company or of a subsidiary of the Company, or a company providing management services to the Company.

B. The Company has established a Directors and Senior Management Plan (the "Plan") for the purpose of motivating directors, officers, consultants, senior full-time and part-time employees and management services companies ("Qualified Persons") to exert their best efforts on behalf of the Company and any subsidiary of the Company.

C. The Company has agreed to grant to the Optionee an option to purchase common shares in the capital of the Company on the terms and subject to the conditions contained herein.

     NOW THEREFORE, in consideration of the sum of $10 paid by the Optionee to the Company and other valuable consideration, the receipt of which is hereby acknowledged by the Company, and in consideration of the mutual agreements and their respective covenants contained herein, the parties hereby agree to the following terms and the Company grants the following option:

1.   OPTION

1.01 The Company hereby grants to the Optionee, upon the terms and subject to the conditions contained herein and subject to all the terms and provisions of the Plan, the right (herein called the "Option"), exercisable only during the period (the "Option Period") provided in paragraph 1.02 hereof, to require the Company to sell to the Optionee 150,000 common shares (herein called the "Optioned Shares") in the capital of the Company, at a price (herein called the "Exercise Price") of $1.00 per share.

1.02 The Option shall be irrevocable until and including 28 June 2004 and shall, upon the expiration of the Option Period, immediately expire and terminate and be of no further force or effect whatsoever with respect to those of the Optioned Shares in respect of which the Option has not by that time been exercised. The Option shall vest in the Optionee in 36 equal tranches at the rate of one tranche per month commencing 01 Jan 1999 and the Optionee shall not be entitled to exercise the Option in respect of any Optioned Shares except when and if the aggregate number of Optioned Shares in respect of which the Optionee has vested rights exceeds the number of Options exercised by the Optionee.

1.03 If the Optionee ceases during the Option Period to be a Qualified Person, the Option shall, upon the termination of the Option Period or the date upon which the Optionee so ceases, whichever is earlier, cease and terminate and be of no further force or effect whatsoever 30 days after such termination with respect to those of the Optioned Shares in respect of which the Option has not by that time been exercised.

1.04 If the Optionee by reason of his death ceases during the Option Period to be a Qualified Person, the Optionee's executor or other personal representative shall be entitled during the Option Period or during the period of one year following the Optionee's death, whichever is the shorter period, to exercise the Option in the same manner and to the same extent as the Optionee was entitled immediately prior to the time of his death, following which period the Option shall immediately cease and terminate and be of no further force and effect whatsoever with respect to the Optioned Shares in respect of which the Option has not by that time been exercised.

1.05 The grant of the Option contained herein and every exercise of the Option and every term of this agreement and every amendment hereto shall be subject to the requirements and restrictions (if any) and to the approval (if required) of the appropriate securities and other relevant regulatory authorities. The Company will exercise its best efforts to obtain all such regulatory, shareholder and other approvals as may be required in connection with the granting or exercise of the Option, and the Optionee will cooperate to the extent reasonably necessary to obtain such approvals.

2.    MANNER OF EXERCISE OF OPTION

2.01 Subject to the provisions hereof, the Optionee shall be entitled to exercise the Option with respect to all or from time to time any part of the Optioned Shares.

2.02 Subject to the provisions hereof, the Option shall be exercisable in whole or from time to time in part by the Optionee delivering a notice (a "Notice") in writing to the Company's registered office. The Notice shall specify the number of Optioned Shares in respect of which the Option is being exercised at that time and shall be accompanied by payment, by bank draft or certified cheque, in full of the Exercise Price for the number of Optioned Shares specified in the Notice. Subject to the provisions hereof, every such exercise of the Option shall constitute a binding agreement for the purchase and sale of the Optioned Shares specified in the Notice. Upon an exercise of the Option as aforesaid, the Company will, subject to the provisions hereof, forthwith deliver to the Optionee at the most recent address for the Optionee indicated on the records of the Company (or as the Optionee shall have otherwise directed in the Notice) a certificate in the name of the Optionee representing the Optioned Shares purchased.

2.03 Nothing contained herein or done pursuant hereto shall oblige the Optionee to purchase or pay for any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Option in the manner herein provided.

2.04 The Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Optioned Shares (including without limitation any right to vote or to receive dividends or any other distribution therefrom or thereon) other than the Optioned Shares in respect of which the Optionee shall have exercised the Option in the manner provided herein and which shall have accordingly been issued to the Optionee by the Company.

3.    RIGHTS ON CAPITAL REORGANIZATION AND MERGER

3.01 If the number or features of the issued and outstanding common shares (the "Common Shares") in the capital of the Company are at any time changed by subdivision, consolidation, redivision, reduction in capital, reclassification, redesignation, recapitalization or in any other manner whatsoever (such changes are herein called collectively "Capital Alterations") except by the issuance of additional shares for bona fide consideration, the Option shall be adjusted as follows:

      a) the number and class of shares in respect of which the Option is granted shall be adjusted in such a manner as to parallel the change in the Common Shares (whether in respect of equity entitlement or voting rights or otherwise) effected by the Capital Alteration; and

      b) the Exercise Price for each share (or, where the Capital Alteration results in the change of the Common Shares to more than one class of shares, for each optioned group of shares resulting from the change of each Optioned Share) in respect of which the Option shall operate shall be increased or decreased proportionally, as the case may require, so as to reflect the change in the number of shares (or groups of shares) in respect of which the Option shall operate, so that the Optionee shall upon an exercise of the Option after the Capital Alteration be entitled to receive at the same cost the same number and class of shares as the Optionee would have been entitled as a result of the Capital Alteration if immediately prior to the Capital Alteration the Optionee had exercised the Option and was issued the Optioned Shares in respect of which he exercised the Option. The adjustments provided for in this paragraph shall be cumulative, regardless of the number of Capital Alterations which shall occur during the currency of the Option, and the provisions hereof shall apply mutatis mutandis to any such successive adjustments.

3.02 If the Company enters into a merger or an amalgamation (collectively, an "Amalgamation") with another corporation, so that there is a successor or continuing corporation (herein called collectively the "Successor Company"), then the Successor Company shall be bound by all the terms of this agreement and the number and class of shares in respect of which the Option shall operate shall be adjusted on the same basis as that on which the Common Shares (or other shares in the capital of the Company in respect of which the Option operates at the time of the Amalgamation) are exchanged pursuant to the Amalgamation for shares in the capital of the Successor Company, so that the Optionee shall upon an exercise of the Option after the Amalgamation be entitled to receive at the same cost the same number and class of shares in the Capital of the Successor Corporation as the Optionee would have been entitled under the

Amalgamation if immediately prior to the Amalgamation the Optionee had exercised the Option and was issued the Optioned Shares in respect of which he exercised the Option. The adjustments provided for in this paragraph shall be cumulative, regardless of the number of Amalgamations which shall occur during the currency of the Option, and the provisions hereof shall apply mutatis mutandis to any such successive adjustments.

4.    GENERAL

4.01 The Optionee and the Company represent that the Optionee is a Qualified Person.

4.02  Time shall be of the essence of this agreement.

4.03 This instrument shall be governed by and construed in accordance with the laws of the Province of British Columbia.

4.04 In this instrument, unless there is something in the subject matter or the context inconsistent therewith:

      a) words importing the singular include the plural and vice versa, words importing gender include the masculine, feminine and neuter genders and words importing a person include an individual, a body corporate, and a partnership, syndicate and any other unincorporated association of persons;

      b) a reference to a paragraph, subparagraph, clause or schedule means that paragraph, subparagraph or clause in or schedule attached to this instrument;

      c) the words "herein", "hereof", "hereunder", "hereby", "hereto" and similar expressions refer to this instrument generally and not to any particular paragraph, subparagraph, clause or other part or division of this instrument; and

      d) the insertion of titles and headings is for convenience of reference only and shall not affect the interpretation hereof.

4.05 This instrument shall enure to the benefit of and be binding upon the Company and its successors and assigns. This agreement shall be binding upon the Optionee and his heirs executors, administrators, personal legal representatives, successors and assigns. Except to the extent provided in paragraph 1.04, this option agreement and the Option are non-assignable and non-transferable by the Optionee.

      IN WITNESS WHEREOF the parties hereto have executed this instrument as of the date first above written.

PCSUPPORT.COM INC.


Per:


/s/ Mike McLean
--------------------------------------
Authorized Signatory

SIGNED, SEALED AND DELIVERED BY         )
David W. Rowat                          )
in the presence of                      )
                                        )
                                        )
Steve Macbeth                           )   /s/ David W. Rowat
--------------------------------------  )   ------------------------------------
Name                                    )       David W. Rowat
                                        )
203 Turtlehead Road, Belcarra, B.C.     )
--------------------------------------  )
Address                                 )
                                        )
Businessman                             )
--------------------------------------  )
Occupation                              )